UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 3, 2018 (November 27, 2018)

The Providence Service Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	700 Canal Street, Third Floor Stamford, Connecticut	06902

	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 307-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Compensatory Arrangements of Certain Officers.

On April 11, 2018, The Providence Service Corporation (the “Company”) announced an organizational consolidation plan to integrate substantially all activities and functions performed at the corporate holding company level into its wholly-owned subsidiary, LogistiCare Solutions, LLC (the “Consolidation Transaction”). In recognition of the increased demands of time, attention and work on each of William Severance, the Company’s Executive Vice President, Finance, Office of the Company's CEO, David Shackelton, the Company’s Chief Transformation Officer, and Sophia Tawil, the Company’s Senior Vice President, General Counsel and Secretary (the “Specified NEOs”), as a result of their increased responsibilities in respect of the Consolidation Transaction, the Compensation Committee of the Company’s board of directors (the “Compensation Committee”) approved a special bonus for each of the Specified NEOs. Specifically, on November 27, 2018, the Compensation Committee approved a bonus of $190,900 for Mr. Severance, $509,200 for Mr. Shackelton, and $509,200 for Ms. Tawil.

In addition, as described in the Company’s Quarterly Report on Form 10-K filed November 8, 2018, the Company has entered into a share purchase agreement to sell substantially all its WD Services segment (the “WD Services Sale”), with the exception of its operations in Saudi Arabia, for which it is pursuing alternative strategies. The transaction is expected to close by the end of 2018. In recognition of the increased demands of time, attention and work on each of the Specified NEOs in respect of the WD Services Sale, the Compensation Committee approved a special bonus for each of the Specified NEOs, which will be payable if the WD Services Sale is completed on or prior to December 31, 2018. Specifically, on November 30, 2018, the Compensation Committee approved a bonus of $50,000 for Mr. Severance, $250,000 for Mr. Shackelton, and $250,000 for Ms. Tawil.

Item 8.01 Other Events.

On December 3, 2018, the Company issued a press release announcing the record date and payment date for a cash dividend payable to holders of its shares of 5.5%/8.5% Series A convertible preferred stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated December 3, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: December 3, 2018	By:	/s/ R. Carter Pate
	Name:	R. Carter Pate
	Title:	Interim Chief Executive Officer